Exhibit No. 99.1
TNFG CORPORATION ANNOUNCES RECORD DATE FOR DISTRIBUTION

DALLAS, TX - November 2, 2010 - TNFG Corporation, formerly Terra Nova Financial Group, Inc. (OTCBB: TNFG) today announced that its Board of Directors has approved an initial dissolution distribution payment of $0.72 per outstanding common share. The Company's Board of Directors has fixed November 10, 2010 as the record date for determining shareholders entitled to participate in the initial dissolution distribution. The initial dissolution distribution will be paid on November 18, 2010 and the Company's common stock will trade ex-dissolution distribution starting November 19, 2010. The Board of Directors has determined that the amount of the distribution is appropriate to ensure there is sufficient working capital remaining in the corporation during the dissolution process.

One or more additional distributions are expected to be made in connection with the dissolution of TNFG and receipt by the Company of cash payment under the Lightspeed promissory note. The $5.0 million promissory note bears interest at a rate of 8% and is due no later than April 20, 2011.

Based on TNFG's current estimates of its post-closing expenses, assets and liabilities, and taking into account the expected timing of the payment of the Lightspeed Financial, Inc. promissory note received as part of the consideration for the asset sale to Lightspeed, TNFG estimates that after this initial distribution it will in time have approximately $6 million to $9 million in cash available for distribution to its shareholders (approximately $0.24 - $0.35 per share). One or more additional distributions are expected to be made in connection with the continued winding up of TNFG and receipt of cash payment on the Lightspeed promissory note.

About TNFG Corporation, formerly Terra Nova Financial Group, Inc.

       TNFG Corporation trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

Forward-looking statements

       Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "will," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance and are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: unknown liabilities and claims; unanticipated expenses, or higher than expected expenses and costs in dissolving and winding up the Company's business; the ability to obtain SEC reporting relief; the risk of delayed or non-payment of the Lightspeed note; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and the Quarterly Report on Form 10Q, which are available at the SEC's web site http://www.sec.gov. This press release speaks only as of its date, and except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Press Contact: For TNFG Corporation
Murrey Wanstrath - 214-954-0324

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